Convergent Capital
Institutional Master Trust

SKBA ValuePlus Collective Fund

ANNUAL REPORT

May 31, 2012

Schedule of Investments	Convergent Capital Institutional Master Trust
May 31, 2012

SKBA ValuePlus Collective Fund	Shares	Cost (000)	Value (000)
Common Stock - 95.5%
Banks - 12.3%
BB&T	6,400	$198	$193
Cullen	3,400	198	193
M&T Bank	3,600	308	293
PNC Financial Services Group	3,200	204	197
Toronto-Dominion Bank	1,200	102	92
US Bancorp	8,800	225	274
		1,235	1,242
Capital Goods - 5.3%
Emerson Electric	3,900	213	182
General Electric	18,400	363	351
		576	533
Commercial Services & Supplies - 2.7%
Avery Dennison	3,000	114	87
Waste Management	5,600	219	182
		333	269
Consumer Durables & Apparel - 1.0%
Mattel	3,300	88	103

Consumer Services - 2.0%
McDonald's	2,200	174	196

Diversified Financials - 4.0%
JPMorgan Chase	6,000	254	199
NYSE Euronext	8,200	290	199
		544	398
Energy - 10.4%
Cenovus Energy	2,500	90	79
Chevron	2,000	209	197
ConocoPhillips	4,000	221	209
Encana	4,800	152	95
Occidental Petroleum	1,000	109	79
Phillips66*	2,000	70	60
Royal Dutch Shell, Cl B ADR	2,200	167	142
Spectra Energy	6,600	185	189
		1,203	1,050
Food, Beverage & Tobacco - 4.3%
Coca-Cola	4,600	308	344

The accompanying notes are an integral part of the financial statements.

1

Schedule of Investments	Convergent Capital Institutional Master Trust
May 31, 2012

SKBA ValuePlus Collective Fund (continued)	Shares	Cost (000)	Value (000)
Food, Beverage & Tobacco (continued)
PepsiCo	1,300	$89	$88
		397	432
Health Care Equipment & Services - 6.4%
Becton Dickinson	2,800	216	205
Cardinal Health	4,800	213	199
Teleflex	4,000	247	237
		676	641
Household & Personal Products - 1.2%
Kimberly-Clark	1,500	100	119

Insurance - 4.9%
Chubb	3,400	219	245
Mercury General	5,700	232	249
		451	494
Materials - 5.2%
EI du Pont de Nemours	6,700	348	323
Nucor	2,800	125	100
Packaging Corp of America	3,800	103	102
		576	525
Media - 2.4%
McGraw-Hill	1,500	62	65
Thomson Reuters	2,900	115	80
Time Warner	2,800	102	96
		279	241
Pharmaceuticals, Biotechnology & Life Sciences - 7.5%
Abbott Laboratories	5,000	273	309
Bristol-Myers Squibb	7,700	221	256
Pfizer	8,492	174	186
		668	751
Real Estate - 2.4%
Brookfield Office Properties	14,300	263	239

Real Estate Investment Trust - 2.3%
Weyerhaeuser	11,400	247	227

Retailing - 3.0%
Genuine Parts	3,400	181	214
Home Depot	1,900	95	94
		276	308

The accompanying notes are an integral part of the financial statements.

2

Schedule of Investments	Convergent Capital Institutional Master Trust
May 31, 2012

SKBA ValuePlus Collective Fund (continued)	Shares/Face Amount	Cost (000)	Value (000)
Semiconductors & Semiconductor Equipment - 4.6%
Analog Devices	7,400	$289	$269
Intel	7,500	175	194
		464	463
Software & Services - 3.4%
Automatic Data Processing	3,600	188	188
Microsoft	5,200	136	152
		324	340
Technology Hardware & Equipment - 2.9%
TE Connectivity	9,300	329	292

Telecommunication Services - 4.1%
AT&T	2,800	94	96
Rogers Communications, Cl B	4,200	158	144
Verizon Communications	4,200	152	175
		404	415
Transportation - 2.1%
United Parcel Service, Cl B	2,800	204	210

Utilities - 1.1%
Dominion Resources	2,100	97	109

Total Common Stock		9,908	9,597
Time Deposit - 4.2%
Brown Brothers Harriman, 0.030%**	$421,557	422	422

Total Time Deposit		422	422
Total Investments - 99.7%		10,330	10,019
Other Assets and Liabilities - 0.3%			29
Net Assets - 100.0%			$10,048

ADR - American Depositary Receipt
Cl - Class

* Non-income producing security.
** The rate reported is the 7-day effective yield as of May 31, 2012.

The accompanying notes are an integral part of the financial statements.

3

Statement of Assets and Liabilities (000)	Convergent Capital Institutional Master Trust
May 31, 2012

Assets:	SKBA ValuePlus Collective Fund
Investments at value (Cost $10,330)	$10,019
Receivable for dividends and interest	37
Receivable for fund shares sold	5
Total assets	10,061

Liabilities:
Payable for fund shares redeemed	7
Accrued expenses	6
Total liabilities	13
Net assets	$10,048

Net assets:
Paid-in Capital
(unlimited authorization — no par value) based on 809,609 outstanding units of beneficial interest(1)	$9,918
Undistributed net investment income	348
Accumulated net realized gain on investments	93
Net unrealized depreciation on investments	(311)
Total net assets	$10,048

Net Asset Value, Offering and Redemption
Price Per Unit - Class 1 based on net assets of $1,775,759 and outstanding units of 143,347(1)(2)	$12.39
Net Asset Value, Offering and Redemption
Price Per Unit - Class 2 based on net assets of $8,272,051 and outstanding units of 666,262(1)(2)	$12.42

(1) Shares have not been rounded.
(2) Net Asset Value per unit is calculated by dividing the unrounded net assets by the unrounded units outstanding.

The accompanying notes are an integral part of the financial statements.

4

Statement of Operations (000)	Convergent Capital Institutional Master Trust
For the year ended May 31, 2012

SKBA ValuePlus Collective Fund
Investment income:
Dividend income (Net of foreign taxes withheld of $5)	$305
Total investment income	305
Expenses:
Management fees	69
Administrative servicing fees (Class 2)	3
Total expenses	72
Net investment income	233
Net realized gain on:
Investments and foreign currency transactions	95
Net change in unrealized depreciation on:
Investments and foreign currency transactions	(585)
Net realized and unrealized loss on investments	(490)
Net decrease in net assets resulting from operations	$(257)

The accompanying notes are an integral part of the financial statements.

5

Statement of Changes in Net Assets (000)	Convergent Capital Institutional Master Trust
For the year ended May 31, 2012

SKBA ValuePlus Collective Fund
Operations:
Net investment income	$233
Net realized gain on investments	95
Net change in unrealized depreciation on investments	(585)
Net decrease in net assets resulting from operations	(257)
Capital unit transactions:
Class 1
Issuances	120
Redemptions	(94)
Net increase in net assets from Class 1 unit transactions	26
Class 2
Issuances	2,038
Redemptions	(2,525)
Net decrease in net assets from Class 2 unit transactions	(487)
Net decrease from capital unit transactions	(461)
Net decrease in net assets	(718)
Net assets:
Beginning of year	10,766
End of year	$10,048
Undistributed net investment income	$348
Issuance of units:
Class 1
Issuances	10
Redemptions	(8)
Net increase in Class 1 units	2
Class 2
Issuances	167
Redemptions	(210)
Net decrease in Class 2 units	(43)
Net decrease in units	(41)

The accompanying notes are an integral part of the financial statements.

6

Financial Highlights	Convergent Capital Institutional Master Trust
For the year ended May 31, 2012

For a Unit Outstanding Throughout the Year

	Net Asset Value, Beginning of Year	Net Investment Income (1)	Net Realized and Unrealized Loss on Investments	Total from Operations	Net Asset Value, End of Year	Total Return	Net Assets, End of Year (000)	Ratio of Expenses to Average Net Assets	Ratio of Net Investment Income (Loss)to Average Net Assets	Portfolio Turnover Rate
SKBA ValuePlus Collective Fund
Class 1	$12.66	$0.27	$(0.54)	$(0.27)	$12.39	(2.13)%	$1,776	0.90%	2.20%	21%
Class 2	$12.66	$0.29	$(0.53)	$(0.24)	$12.42	(1.90)%	$8,272	0.70%	2.40%	21%

(1) Per unit data calculated using average units method.

The accompanying notes are an integral part of the financial statements.

7

Notes to Financial Statements	Convergent Capital Institutional Master Trust
May 31, 2012

1. ORGANIZATION

SEI Trust Company, a trust company organized under the laws of the Commonwealth of Pennsylvania (the "Trustee"), established a trust on June 2, 2008, known as the Convergent Capital Institutional Master Trust (the "Trust"), which commenced operations on June 2, 2008. The purpose of the Trust is to provide for the collective investment of assets of participating tax-qualified pension and profit sharing plans and related trusts, and governmental plans. The Trust consists of separate collective investment funds as established in accordance with the Declaration of Trust. The investment objective of the SKBA ValuePlus Collective Fund (the "Fund") is to meet or exceed the return of the Russell 1000 Value Index® as well as the S&P 500 Index® with a level of risk which is equal to or less than the risk associated with these indexes. There is no assurance that such objective will be achieved. The Fund commenced operations on June 27, 2008.

The Declaration of Trust provides, among other things, that the Trustee acts as the custodian for securities owned as well as the investment manager for the Trust. For its services, the Trustee receives a fee, calculated daily and paid monthly by the Trust. To assist with the management of the Trust, the Trustee has retained the services of SKBA Capital Management, LLC ("SKBA") as the Investment Adviser for the Fund. SKBA is an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940. The compensation to SKBA for such services is paid directly by the Trustee.

2. SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") on the accrual basis of accounting.

The following is a summary of the significant accounting policies followed by the Trust.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases or decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

Security Valuation

Securities listed on a securities exchange, market or automated quotation system for which quotations are readily available (except for securities traded on NASDAQ), including securities traded over the counter, are valued at the last quoted sale price on the primary exchange or market (foreign or domestic) on which they are traded, or, if there is no such reported sale, at the most recent quoted bid price. For securities traded on NASDAQ, the NASDAQ Official Closing Price will be used. When market quotations are not readily available, securities are valued at fair value as determined in good faith by procedures established by the Trustee. As of May 31, 2012, there were no securities valued in good faith by the Trustee.

For securities that principally trade on a foreign market or exchange, a significant gap in time can exist between the time of a particular security's last trade and the time at which the Fund calculates its net asset value. The closing prices of such securities may no longer reflect their market value at the time the Fund calculates net asset value. If the Investment Adviser becomes aware of a significant event that has occurred with respect to a security or group of securities after the closing of the exchange or market on which the security or securities principally trade, but before the time at which the Fund calculates net asset value, the Investment Adviser may request that a Fair Value Committee meeting be called.

8

Notes to Financial Statements (continued)	Convergent Capital Institutional Master Trust
May 31, 2012

In accordance with U.S. GAAP, fair value is defined as the price that a fund would receive upon selling an investment in a timely transaction to an independent buyer in the principal or most advantageous market of the investment. A three-tier hierarchy has been established to maximize the use of observable and minimize the use of unobservable inputs and to establish classification of fair value measurements for disclosure purposes. Inputs refer broadly to the assumptions that market participants would use in pricing an asset. Inputs may be observable or unobservable. Observable inputs are inputs that reflect the assumptions market participants would use in pricing the asset or liability based on market data obtained from sources independent of the reporting entity. Unobservable inputs are inputs that reflect the reporting entity's own assumptions about the assumptions market participants would use in pricing the asset or liability based on the best information available in the circumstances.

The three-tier hierarchy of inputs is summarized in the three broad levels listed below:

Level 1 — quoted prices in active markets for identical investments
Level 2 — other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risks, etc.)
Level 3 — significant unobservable inputs (including the Trust's own assumptions in determining the fair value of investments)

The valuation techniques used by the Trust to measure fair value during the year ended May 31, 2012 maximized the use of observable inputs and minimized the use of unobservable inputs. The following table sets forth information about the level within the fair value hierarchy at which the Trust's investments are measured at May 31, 2012 (000):

SKBA ValuePlus Collective Fund

Investments in Securities*	Level 1	Level 2	Level 3	Total
Common Stock	$9,597	$—	$—	$9,597
Time Deposit	—	422	—	422
Total Investments in Securities	$9,597	$422	$—	$10,019

Amounts designated as "—" are $0 or have been rounded to $0.

*Further details on the major security types listed can be found in the Schedule of Investments.

For the year ended May 31, 2012, there were no transfers between levels or significant changes to the Trust's fair valuation methodologies.

9

Notes to Financial Statements (continued)	Convergent Capital Institutional Master Trust
May 31, 2012

Net Asset Value Per Unit

The net asset value per unit of the Trust is calculated on each business day by dividing the total value of assets, less liabilities, by the number of units outstanding. Unit issuances and redemptions are based on the net asset value determined at the end of the current day.

Federal Income Taxes

The Trust has received a letter of determination from the Internal Revenue Service, which states that the Trust is exempt from Federal income tax under Section 501(a) of the Internal Revenue Code. Accordingly, no provision for income tax is required in the accompanying financial statements.

Management has analyzed the Trust's positions for Federal income tax purposes for all open tax years and has concluded that as of May 31, 2012, no provision for income tax would be required in the Trust's financial statements. The Trust evaluates tax positions taken or expected to be taken in the course of preparing the Trust's tax returns to determine whether it is "more-likely-than-not" (i.e. greater than 50- percent) that each tax position will be sustained upon examination by a taxing authority based on technical merits of the position. Tax positions not deemed to meet the more-likely-than-not threshold are recorded as a tax benefit or expense in the current year. The Trust's Federal and state income and Federal excise tax returns for which the applicable statutes of limitations have not expired are subject to examination by the Internal Revenue Service and applicable state departments of revenue.

Security Transactions and Investment Income

Security transactions are accounted for on trade date. Realized gains and losses on sales of securities are calculated on the identified cost basis. Dividend income is recorded on the ex-dividend date.

Distributions to Unitholders

All investment income and realized gains of the Trust will be reinvested in the Trust, no distributions will be declared.

Expenses

The Fund is subject to fees on the net assets invested in the Trust in accordance with the Fund's Schedule of Fees.

Each Fund of the Trust is charged a management fee ("Management Fee") for the trustee, management and administrative services provided to each Fund. Each Fund of the Trust may also be charged for direct operating expenses incurred in connection with the operation of the Trust. The Trustee reserves the right to separately charge each Fund for reimbursement of any reasonable and actual expenses incurred by it on behalf of the Trust.

10

Notes to Financial Statements (continued)	Convergent Capital Institutional Master Trust
May 31, 2012

3. CONCENTRATION OF UNITHOLDERS

As of May 31, 2012, the Fund had plan participants which held 10% or more of the outstanding units of the Fund as follows:

Fund	Number of Affliated Investors	% of units held	Number of Non-Affliated Investors	% of units held
SKBA ValuePlus Collective Fund	1	18%	1	82%

4. RECENT ACCOUNTING PRONOUNCEMENT

In May 2011, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2011-04 "Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards ("IFRS")". ASU 2011-04 includes common requirements for measurement of and disclosure about fair value between U.S. GAAP and IFRS. ASU 2011-04 will require reporting entities to disclose the following information for fair value measurements categorized within Level 3 of the fair value hierarchy: quantitative information about the unobservable inputs used in the fair value measurement and the valuation processes used by the reporting entity. The new and revised disclosures are effective for interim and annual reporting periods beginning after December 15, 2011. Management has evaluated the implications of ASU 2011-04 and does not believe adoption will have a material impact on the financial statements.

5. SUBSEQUENT EVENTS

Management has evaluated the need for disclosures and/or adjustments resulting from subsequent events through August 23, 2012 the date the financial statements were available to be issued. Based on this evaluation, no adjustments were required to the financial statements as of May 31, 2012.

11

Supplementary Schedule	Convergent Capital Institutional Master Trust
For the year ended May 31, 2012

The following represents purchases, proceeds from sales and gain/loss from sales of the Trust's investments for the year ended May 31, 2012 (000):

SKBA ValuePlus Collective Fund

Assets	Purchases	Proceeds from sales	Gain
Common Stock	$1,985	$2,377	$95
Right	-	-	-
Time Deposit	422	216	-
Totals	$2,407	$2,593	$95

(a) REIT Adjustment reflects the reclassification of dividend income received from REIT investments to gains and losses using published REIT reclassifications, including some management estimates when actual amounts are not available.

Amount designated as "-" is $0.

Please note the details of the purchases and proceeds from sales of the Trust's investments are available upon request from the Trustee.

12

Independent Auditors' Report

The Participants and SEI Trust Company as
Trustee of the Convergent Capital Institutional
Master Trust:

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of SKBA ValuePlus Collective Fund (the "Fund"), one of the separate collective investment trusts constituting the Convergent Capital Institutional Master Trust (the "Trust"), as of May 31, 2012, and the related statements of operations, changes in net assets and the financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trust's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Fund as of May 31, 2012, and the results of its operations, changes in its net assets and financial highlights for the year then ended, in conformity with U.S. generally accepted accounting principles.

Our audit was conducted for the purpose of forming an opinion on the financial statements as a whole. The supplementary information on investments purchased or sold during the year ended May 31, 2012 included in the Supplementary Schedule is presented for purposes of additional analysis and is not a required part of the financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audits of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

Philadelphia, Pennsylvania
August 23, 2012

Convergent Capital
Institutional Master Trust

SKBA ValuePlus Collective Fund

ANNUAL REPORT

June 30, 2013

Schedule of Investments	Convergent Capital Institutional Master Trust
June 30, 2013

SKBA ValuePlus Collective Fund	Shares	Cost (000)	Value (000)
Common Stock - 97.9%
Automobiles & Components - 1.4%
Ford Motor	10,000	$146	$155

Banks - 13.3%
BB&T	8,700	264	295
Cullen	3,600	211	240
M&T Bank	3,000	255	335
US Bancorp	9,500	248	344
Wells Fargo	7,100	246	293
		1,224	1,507
Capital Goods - 7.8%
Eaton	4,300	221	283
Emerson Electric	3,900	204	213
General Electric	9,200	187	213
Raytheon	2,600	150	172
		762	881
Commercial Services & Supplies - 1.1%
Waste Management	3,100	121	125

Diversified Financials - 6.4%
CME Group, Cl A	3,500	199	266
JPMorgan Chase	5,200	221	274
McGraw Hill Financial	3,500	154	186
		574	726
Energy - 11.9%
Cenovus Energy	5,600	182	160
Chevron	1,800	190	213
ConocoPhillips	4,800	272	290
Ensco, Cl A	3,800	212	221
Occidental Petroleum	2,400	222	214
Spectra Energy	7,200	200	248
		1,278	1,346
Food, Beverage & Tobacco - 5.1%
Coca-Cola	2,700	90	108
Molson Coors Brewing, Cl B	4,800	205	230
PepsiCo	2,900	210	237
		505	575
Health Care Equipment & Services - 6.1%
Becton Dickinson	3,300	254	326

The accompanying notes are an integral part of the financial statements.

Schedule of Investments (continued)	Convergent Capital Institutional Master Trust
June 30, 2013

SKBA ValuePlus Collective Fund	Shares	Cost (000)	Value (000)
Health Care Equipment & Services (continued)
Cardinal Health	2,700	$118	$127
Teleflex	3,000	185	233
		557	686
Household & Personal Products - 0.9%
Kimberly-Clark	1,100	74	107

Insurance - 4.5%
Chubb	3,800	249	322
Fidelity National Financial, Cl A	8,000	151	190
		400	512
Materials - 5.6%
Barrick Gold	7,200	161	113
EI du Pont de Nemours	3,100	166	163
LyondellBasell Industries, Cl A	1,800	88	119
Sealed Air	9,900	168	237
		583	632
Media - 1.0%
Time Warner	2,000	73	116

Pharmaceuticals, Biotechnology & Life Sciences - 8.2%
AbbVie	6,900	236	285
Johnson & Johnson	5,000	346	430
Pfizer	7,792	163	218
		745	933
Real Estate - 1.4%
Brookfield Office Properties	9,100	165	152

Real Estate Investment Trusts - 3.0%
Redwood Trust	8,000	159	136
Weyerhaeuser	7,200	153	205
		312	341
Retailing - 2.9%
Genuine Parts	2,800	149	218
Home Depot	1,500	77	116
		226	334
Semiconductors & Semiconductor Equipment - 2.9%
Analog Devices	3,600	144	162
Intel	7,000	171	170
		315	332

The accompanying notes are an integral part of the financial statements.

Schedule of Investments (concluded)	Convergent Capital Institutional Master Trust
June 30, 2013

SKBA ValuePlus Collective Fund	Shares/Face Amount (000)	Cost (000)	Value (000)
Software & Services - 3.4%
Automatic Data Processing	1,600	$87	$110
Microsoft	8,000	217	276
		304	386
Technology Hardware & Equipment - 5.2%
Cisco Systems	9,800	203	238
TE Connectivity	7,700	272	351
		475	589
Telecommunication Services - 2.8%
AT&T	6,100	209	216
Verizon Communications	2,100	77	106
		286	322
Transportation - 2.0%
United Parcel Service, Cl B	2,600	189	225

Utilities - 1.0%
Dominion Resources	1,900	89	108

Total Common Stock		9,403	11,090
Time Deposit - 2.2%
Brown Brothers Harriman, 0.030%	$246	246	246

Total Time Deposit		246	246
Total Investments - 100.1%		9,649	11,336
Other Assets and Liabilities, Net - (0.1)%			(7)
Net Assets - 100.0%			$11,329

Cl - Class

The accompanying notes are an integral part of the financial statements.

Statement of Assets and Liabilities (000)	Convergent Capital Institutional Master Trust
June 30, 2013

SKBA ValuePlus Collective Fund
Assets:
Investments at value (Cost $9,649)	$11,336
Receivable for dividends and interest	12
Total assets	11,348

Liabilities:
Payable for fund shares redeemed	11
Accrued expenses	8
Total liabilities	19
Net assets	$11,329

Net assets:
Paid-in Capital
(unlimited authorization — no par value)	$8,634
Undistributed net investment income	619
Accumulated net realized gain on investments	389
Net unrealized appreciation on investments	1,687
Total net assets	$11,329

Net Asset Value, Offering and Redemption
Price Per Unit - Class 1 based on net assets of $1,923,668 and outstanding units of 122,642 (1) (2)	$15.69
Net Asset Value, Offering and Redemption
Price Per Unit - Class 2 based on net assets of $9,405,523 and outstanding units of 597,007 (1) (2)	$15.75

(1) Units have not been rounded.
(2) Net Asset Value per unit is calculated by dividing the unrounded net assets by the unrounded units outstanding.

The accompanying notes are an integral part of the financial statements.

Statement of Operations (000)	Convergent Capital Institutional Master Trust
For the period ended June 30, 2013*

SKBA ValuePlus Collective Fund
Investment income:
Dividend income (Net of foreign taxes withheld of $3)	$357
Total investment income	357
Expenses:
Management fees	82
Administrative servicing fees (Class 1)	4
Total expenses	86
Net investment income	271

Net realized gain on:
Investments	296
296
Net change in unrealized appreciation on:
Investments	1,998
1,998
Net realized and unrealized gain on investments	2,294
Net increase in net assets resulting from operations	$2,565

* See Note 1 in Notes to Financial Statements.

The accompanying notes are an integral part of the financial statements.

Statement of Changes in Net Assets (000)	Convergent Capital Institutional Master Trust
For the period ended June 30, 2013*

SKBA ValuePlus Collective Fund
Operations:
Net investment income	$271
Net realized gain on investments and foreign currency transactions	296
Net change in unrealized appreciation on investments	1,998
Net increase in net assets resulting from operations	2,565

Capital unit transactions:
Class 1
Issuances	124
Redemptions	(444)
Net decrease in net assets from Class 1 capital unit transactions	(320)
Class 2
Issuances	1,683
Redemptions	(2,647)
Net decrease in net assets from Class 2 capital unit transactions	(964)
Net decrease from capital unit transactions	(1,284)
Net increase in net assets	1,281

Net assets:
Beginning of period	10,048
End of period (Including undistributed net investment income of $619)	$11,329
Issuance of capital units:
Class 1
Issuances	9
Redemptions	(30)
Net decrease in Class 1 capital units	(21)
Class 2
Issuances	118
Redemptions	(187)
Net decrease in Class 2 capital units	(69)
Net decrease in capital units	(90)

* See Note 1 in Notes to Financial Statements.

The accompanying notes are an integral part of the financial statements.

Financial Highlights	Convergent Capital Institutional Master Trust
For the period ended June 30, 2013*

For a Unit Outstanding Throughout the Period

	Net Asset Value, Beginning of Period	Net Investment Income (1)	Net Realized and Unrealized Gain (Loss) on Investments	Total from Operations	Net Asset Value, End of Period	Total Return ‡	Net Assets, End of Period (000)	Ratio of Expenses to Average Net Assets (2)	Ratio of Net Investment Income to Average Net Assets (2)	Portfolio Turnover‡
SKBA ValuePlus Collective Fund
Class 1	$12.39	$0.33	$2.97	$3.30	$15.69	26.63%	$1,924	0.90%	2.17%	46%
Class 2	$12.42	$0.36	$2.97	$3.33	$15.75	26.81%	$9,405	0.70%	2.36%	46%

* See Note 1 in Notes to Financial Statements.

(1) Per unit data calculated using average units method.

(2) Annualized.

‡ Total return and portfolio turnover are for the period indicated and have not been annualized.

The accompanying notes are an integral part of the financial statements.

Notes to Financial Statements	Convergent Capital Institutional Master Trust
June 30, 2013

1. ORGANIZATION

SEI Trust Company, a trust company organized under the laws of the Commonwealth of Pennsylvania (the "Trustee"), established a trust on June 2, 2008, known as the Convergent Capital Institutional Master Trust (the "Trust"), which commenced operations on June 2, 2008. The purpose of the Trust is to provide for the collective investment of assets of participating tax-qualified pension and profit sharing plans and related trusts, and governmental plans. On September 12, 2012, the Trustee changed the fiscal year end of the Trust from May 31 to June 30. Accordingly, the Statements of Operations and Changes in Net Assets and the Financial Highlights are for the thirteen-month period from June 1, 2012 through June 30, 2013 for the SKBA ValuePlus Collective Fund (the "Fund"). The Trust consists of separate collective investment funds as established in accordance with the Declaration of Trust. The investment objective of the SKBA ValuePlus Collective Fund is to meet or exceed the return of the Russell 1000 Value Index® as well as the S&P 500 Index® with a level of risk which is equal to or less than the risk associated with these indexes. There is no assurance that the Fund will achieve its investment objective. The Fund commenced operations on June 27, 2008.

The Declaration of Trust provides, among other things, that the Trustee acts as the custodian for securities owned as well as the investment manager for the Trust. For its services, the Trustee receives a fee, calculated daily and paid monthly by the Trust. To assist with the management of the Trust, the Trustee has retained the services of SKBA Capital Management, LLC ("SKBA") as the Investment Adviser for the Fund. SKBA is an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940. The compensation to SKBA for such services is paid directly by the Trustee.

2. SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") on the accrual basis of accounting.

The following is a summary of the significant accounting policies followed by the Trust.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases or decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

Security Valuation

Securities listed on a securities exchange, market or automated quotation system for which quotations are readily available (except for securities traded on NASDAQ), including securities traded over the counter, are valued at the last quoted sale price on the primary exchange or market (foreign or domestic) on which they are traded, or, if there is no such reported sale, at the most recent quoted bid price. For securities traded on NASDAQ, the NASDAQ Official Closing Price will be used.

When market quotations are not readily available, securities are valued at fair value as determined in good faith by procedures established by the Trustee. As of June 30, 2013, there were no securities valued in good faith by the Trustee for the Fund.

Notes to Financial Statements (continued)	Convergent Capital Institutional Master Trust
June 30, 2013

For securities that principally trade on a foreign market or exchange, a significant gap in time can exist between the time of a particular security's last trade and the time at which the Fund calculates its net asset value. The closing prices of such securities may no longer reflect their market value at the time the Fund calculates net asset value. If the Investment Adviser becomes aware of a significant event that has occurred with respect to a security or group of securities after the closing of the exchange or market on which the security or securities principally trade, but before the time at which the Fund calculates net asset value, the Trustee or the Investment Adviser may request that a Fair Value Committee meeting be called. In addition, the Trust's administrator monitors price movements among certain selected indices, securities and/or baskets of securities that may be an indicator that the closing prices received earlier from foreign exchanges or markets may not reflect market value at the time the Fund calculates net asset value. If price movements in a monitored index or security exceed levels established by the administrator, the administrator notifies the Investment Advisers or the Trustee for any Fund holding the relevant securities that such limits have been exceeded. In such event, the Investment Adviser or the Trustee will make the determination whether a Fair Value Committee Meeting should be called based on the information provided.

In accordance with U.S. GAAP, fair value is defined as the price that a fund would receive upon selling an investment in an orderly transaction to an independent buyer in the principal or most advantageous market of the investment. A three-tier hierarchy has been established to maximize the use of observable and minimize the use of unobservable inputs and to establish classification of fair value measurements for disclosure purposes. Inputs refer broadly to the assumptions market participants would use in pricing an asset. Inputs may be observable or unobservable. Observable inputs reflect the assumptions market participants would use in pricing an asset or liability based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the reporting entity's own assumptions about the assumptions market participants would use in pricing an asset or liability based on the best information available in the circumstances.

The three-tier hierarchy of inputs is summarized in the three broad levels listed below:

Level 1 — quoted prices in active markets for identical investments

Level 2 — other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risks, etc.)

Level 3 — significant unobservable inputs (including the Trust's own assumptions in determining the fair value of investments)

Effective June 1, 2012, the Fund adopted Accounting Standards Update ("ASU") No. 2011-04 "Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards ("IFRS")". ASU 2011-04 includes common requirements for measurement of and disclosure about fair value between U.S. GAAP and IFRS. ASU 2011-04 requires reporting entities to disclose the following information for fair value measurements categorized within Level 3 of the fair value hierarchy: quantitative information about the unobservable inputs used in the fair value measurement, the valuation processes used by the reporting entity, and a narrative description of the sensitivity of the fair value measurement to changes in unobservable inputs and the interrelationships between those unobservable inputs. In addition, ASU 2011-04 requires reporting entities to make disclosures about amounts and reasons for all transfers in and out of Level 1 and Level 2 fair value measurements. The adoption of ASU 2011-04 had no impact on the Fund's financial statements.

The valuation techniques used by the Fund to measure fair value during the thirteen-month period ended June 30, 2013 maximized the use of observable inputs and minimized the use of unobservable inputs.

Notes to Financial Statements (continued)	Convergent Capital Institutional Master Trust
June 30, 2013

The following table sets forth information about the level within the fair value hierarchy at which the Trust's investments are measured at June 30, 2013 (000):

SKBA ValuePlus Collective Fund

Investments in Securities*	Level 1	Level 2	Level 3	Total
Common Stock	$11,090	$-	$-	$11,090
Time Deposit	-	246	-	246
Total Investments in Securities	$11,090	$246	$-	$11,336

* Further details on the major security types listed above can be found in the Schedule of Investments.

Amounts designated as "—" are $0 or have been rounded to $0.

For the thirteen-month period ended June 30, 2013, there were no transfers between levels or significant changes to the Trust's fair valuation methodologies. All transfers, if any, are recognized by the Trust at the end of the period.

Net Asset Value Per Unit

The net asset value per unit of each of the funds in the Trust is calculated on each business day by dividing the total value of assets, less liabilities, by the number of units outstanding. Unit issuances and redemptions are based on the net asset value determined at the end of the current day.

Federal Income Taxes

The Trust has received a letter of determination from the Internal Revenue Service, which states that the Trust is exempt from Federal income tax under Section 501(a) of the Internal Revenue Code. Accordingly, no provision for income tax is required in the accompanying financial statements.

Management has analyzed the Trust's positions taken on Federal income tax returns for all open tax years and has concluded that as of June 30, 2013, no provision for income tax is required in the financial statements. The Trust's Federal and state income and Federal excise tax returns for which the applicable statutes of limitations have not expired are subject to examination by the Internal Revenue Service and applicable state departments of revenue.

Security Transactions and Investment Income

Security transactions are accounted for on trade date. Realized gains and losses on sales of securities are calculated on the identified cost basis. Dividend income is recorded on the ex-dividend date.

Distributions to Unitholders

All investment income and realized gains of the Trust will be reinvested in the Trust, no distributions will be declared.

Expenses

The Fund is subject to fees on the net assets invested in the Trust in accordance with the Fund's Schedule of Fees.

Each Fund of the Trust is charged a management fee ("Management Fee") for the trustee, management and administrative services provided to each Fund. Each Fund of the Trust may also be charged for direct operating expenses incurred in connection with the operation of the Trust. The Trustee reserves the right to separately charge each Fund for reimbursement of any reasonable and actual expenses incurred by it on behalf of the Trust.

Notes to Financial Statements (continued)	Convergent Capital Institutional Master Trust
June 30, 2013

3. CONCENTRATION OF UNITHOLDERS

As of June 30, 2013, the Fund had plan participants which held 10% or more of the outstanding units of the Fund as follows:

Fund	Number of Affliated Investors	% of units held	Number of Non-Affliated Investors	% of units held
SKBA ValuePlus Collective Fund	1	17%	1	83%

4. RECENT ACCOUNTING PRONOUNCEMENTS

In June 2013, the Financial Accounting Standards Board issued an update ("ASU 2013-08") to ASC Topic 946, Financial Services - Investment Companies ("Topic 946"). ASU 2013-08 amends the guidance in Topic 946 for determining whether an entity qualifies as an investment company and requires certain additional disclosures. ASU 2013-08 is effective for interim and annual reporting periods in fiscal years that begin after December 15, 2013. Management is currently evaluating the impact, if any, of ASU 2013-08 on the Fund's financial statements.

In December 2011, the Financial Accounting Standards Board ("FASB") issued a further update to the guidance "Balance Sheet - Disclosures about Offsetting Assets and Liabilities". The amendments to this standard require an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The amended guidance is effective for interim and annual reporting periods beginning after January 1, 2013. Management has evaluated the implications of this update and does not believe the adoption will have a material impact on the financial statements.

5. SUBSEQUENT EVENTS

Management has evaluated the need for disclosures and/or adjustments resulting from subsequent events through September 30, 2013, the date the financial statements were available to be issued. Based on this evaluation, no disclosures and/or adjustments were required to the financial statements as of June 30, 2013.

Supplementary Schedule	Convergent Capital Institutional Master Trust
For the period ended June 30, 2013*

The following represents purchases, proceeds from sales and gain/(loss) from sales of the Trust's investments for the thirteen- month period ended June 30, 2013 (000):

SKBA ValuePlus Collective Fund

Assets	Purchases	Proceeds from sales	Gain/(Loss)
Common Stock	$4,929	$5,729	$295
Time Deposit	246	422	-
Totals	$5,175	$6,151	$295
REIT Adjustment (a)			1
			$296

(a) REIT Adjustment reflects the reclassification of dividend income received from REIT investments to gains and losses using published REIT reclassifications, including some management estimates when actual amounts are not available.

Amounts designated as "-" are $0 or have been rounded to $0.

Please note the details of the purchases and proceeds from sales of the Trust's investments are available upon request from the Trustee.

Independent Auditors' Report

The Participants and SEI Trust Company as Trustee of the
Convergent Capital Institutional Master Trust:

We have audited the accompanying financial statements of the SKBA ValuePlus Collective Fund (the "Fund"), one of the separate collective investment trusts constituting the Convergent Capital Institutional Master Trust, which comprise the statement of assets and liabilities, including the schedule of investments, as of June 30, 2013, and the related statements of operations and changes in net assets and the financial highlights for the period from June 1, 2012 through June 30, 2013, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements and financial highlights in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of the Fund as of June 30, 2013, and the results of its operations, changes in its net assets and financial highlights for the period presented in the first paragraph in accordance with U.S. generally accepted accounting principles.

Other Matter

Our audit was conducted for the purpose of forming an opinion on the financial statements as a whole. The supplementary information on investments purchased or sold during the period ended June 30, 2013 included in the Supplementary Schedule is presented for purposes of additional analysis and is not a required part of the financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audits of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

Philadelphia, Pennsylvania
September 30, 2013